AMENDED ASSET PURCHASE AGREEMENT

THIS AMENDED ASSET PURCHASE AGREEMENT dated May 16, 2008, between Allied Security Innovations, Inc, formerly known as Digital Descriptor Systems, Inc., ("ASI"), CGM Applied Security Technologies, Inc., ("Acquisition Sub") and CGM Security Solutions, Inc. ("Seller").

WHEREAS, the parties hereto have determined to cause certain modifications to the Asset Purchase Agreement dated February 25, 2008, which is specifically incorporated hereto by reference, and

WHEREAS, it is the further intent of the parties that except as modified hereinbelow the terms and conditions of the Asset Purchase Agreement dated February 25, 2005 are hereby ratified and are to be afforded full force and effect, and

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreement hereinafter contained, the parties agree as follows.

Contemporaneously with the execution of this Amended Asset Purchase Agreement the parties will enter into new or modified agreements, the purpose of which is to reflect the understandings reached between the parties, relating to the Amendment to the Secured Convertible Promissory Note and related Agreements.

Article I, Purchase and Sale of Assets, 1.4 Purchase Price; Adjustment; Payment, (a) The purchase Price is hereby amended to be an amount equal to Six Million Dollars ($6,000,000).

(b) Closing Payment, is hereby amended to reflect that the parties have entered into an Amended Secured Convertible Promissory Note, which is specifically incorporated hereto by reference.

Article VII, Documents to be Delivered, 7.1 Documents to be Delivered by the Seller (c) is deleted, the parties hereto have agreed to terminate said Employment Agreement provided, however, that ASI or Acquisition Sub shall continue to pay the full cost of medical benefits coverage for Erik Hoffer and his spouse until the Note has been fully satisfied which coverage shall not be less than had been provided to Erik Hoffer under the Employment Agreement and, the parties further agreeing that the Seller or its principal, Erik Hoffer, shall be granted a Distributorship Agreement.

Article VII, Documents to be Delivered, 7.2, Documents to be Delivered by the Parent and Acquisition Sub, is hereby amended to acknowledge that contemporaneous with the execution of this Amended Asset Purchase Agreement, one or more of the identified documents are to be modified, new documents are to be delivered or as in the case of the Employment Agreement, terminated, each such new or modified document is attached hereto as Exhibits and made a part hereof.

Paragraph 9.8 Notices, is hereby amended to request any Notices to be provided to the following addresses:

If to Parent or Acquisition Sub:

Allied Security Innovations, Inc.
1709 Route 34
Suite 2
Farmingdale, New Jersey 07727
Telephone: (732) 751-1115
Facsimile: (732) 751-1130

With copy to:

The Pontoriero Law Firm
44 Princeton Ave.
Brick, New Jersey 08724
Telephone: (732) 785-9700
Facsimile: (732) 785-9760

If to Seller:

Mr. Erik Hoffer
24156 Yacht Club Blvd.
Punta Gordo, Florida 33955
Telephone: (941) 740-0074
Facsimile: (941) 575-0971

With copy to:

McCarthy Fingar, LLP
11 Martine Avenue, 12th Floor
White Plains, New York 10606-1934
Telephone: (914) 946-3700
Facsimile: (914) 946-0134

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first written above.

Allied Security Innovations, Inc., formerly known as
Digital Descriptor Systems, Inc.

By:______________________ Dated:

Anthony R. Shupin
Chief Executive Officer and President

CGM Applied Security Technologies, Inc.

By:______________________ Dated:

Anthony R. Shupin
Chief Executive Officer

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CGM Security Solutions, Inc.

By:______________________________ Dated:

Erik Hoffer

Chief Executive Officer and President